Exhibit 99.2

Consolidated Financial Statements

Landair Holdings, Inc.

Year ended December 31, 2017
with Report of Independent Auditors

Landair Holdings, Inc.

Consolidated Financial Statements

Year ended December 31, 2017

Report of Independent Auditors

Board of Directors
Landair Holdings, Inc.

We have audited the accompanying consolidated financial statements of Landair Holdings, Inc. and subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Landair Holdings, Inc. and subsidiaries as of December 31, 2017, and the consolidated results of its operations and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee
March 7, 2018

Landair Holdings, Inc.

Consolidated Balance Sheet

December 31, 2017

(In thousands)
Assets
Current assets:
Accounts receivable, less allowance for bad debts of $150	$14,241
Advances to shareholders	54
Prepaid expenses	1,803
Other current assets	110
Total current assets	16,208

Property, plant, and equipment:
Revenue equipment	61,214
Other equipment	1,750
62,964
Less accumulated depreciation	25,691
Net property, plant, and equipment	37,273

Assets held for sale, net of accumulated depreciation of $655	243
Other assets	22

Total assets	$53,746

Landair Holdings, Inc.

Consolidated Balance Sheet (continued)

December 31, 2017

(In thousands)
Liabilities and shareholders’ equity
Current liabilities:
Checks outstanding in excess of bank balance	$1,886
Line of credit with financial institution	11,020
Accounts payable	2,068
Accrued payroll and related items	2,619
Insurance and claims accruals	1,855
State income taxes payable	9
Other accrued expenses	1,306
Total current liabilities	20,763

Deferred state income taxes	1,668
Total liabilities	22,431

Shareholders’ equity:
Common stock, no par value ($0.01 stated value):
Authorized shares--1,000
Issued and outstanding shares--1,000	-
Additional paid-in capital	9,447
Retained earnings	21,868
Total shareholders' equity	31,315
Total liablities and shareholders' equity	$53,746

See accompanying Notes to Consolidated Financial Statements.

Landair Holdings, Inc.

Consolidated Statement of Income

Year ended December 31, 2017

(In thousands)
Revenues:
Transportation revenues, before fuel surcharge	$89,019
Transportation fuel surcharge	9,367
Handling charges	22,810
Total revenues	121,196

Operating expenses:
Salaries, wages, and employee benefits	50,878
Operations and maintenance	5,972
Revenue equipment rentals and purchased transportation	19,094
Fuel and fuel taxes	13,590
Depreciation, including gains and losses on disposition of property and equipment	8,071
Operating taxes and licenses	1,738
Insurance and claims	4,700
Communications and utilities	880
Other	8,120
Total operating expenses	113,043
Net income from operations	8,153

Interest expense	326
Net income before state income taxes	7,827

Net provision for state income tax expense	265

Net income	$7,562

See accompanying Notes to Consolidated Financial Statements.

Landair Holdings, Inc.

Consolidated Statement of Shareholders’ Equity

(In thousands, except share data)
			Additional
	Shares	Common	Paid-in	Retained
	Outstanding	Stock	Capital	Earnings	Total

Balance at January 1, 2017	1,000	$-	$9,447	$20,179	$29,626
Net income	-	-	-	7,562	7,562
Distributions to shareholders	-	-	-	(5,873)	(5,873)
Balance at December 31, 2017	1,000	$-	$9,447	$21,868	$31,315

See accompanying Notes to Consolidated Financial Statements.

Landair Holdings, Inc.

Consolidated Statement of Cash Flows

Year ended December 31, 2017

(In thousands)
Operating activities
Net income	$7,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, including gains and losses on disposition of property and equipment	8,071
Provision for losses on receivables and revenue adjustments	38
Deferred state income tax benefit	(25)
Changes in operating assets and liabilities:
Accounts receivable	3,248
Other assets	27
Refundable state income taxes	195
Prepaid expenses	(167)
Accounts payable and accrued expenses	1,045
State income taxes payable	9
Net cash provided by operating activities	20,003

Investing activities
Purchases of property, plant, and equipment	(5,625)
Proceeds from disposals of property, plant, and equipment	1,719
Net cash used in investing activities	(3,906)

Financing activities
Change in checks outstanding in excess of bank balance	860
Net repayments on line of credit	(11,084)
Distributions to shareholders	(5,873)
Net cash used in financing activities	(16,097)

Net change in cash	-
Cash at beginning of year	-
Cash at end of year	$-

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$331
State income taxes, net of refunds	86

See accompanying Notes to Consolidated Financial Statements.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2017

1.  Summary of Significant Accounting Policies

Company Description and Principles of Consolidation

The consolidated financial statements of Landair Holdings, Inc. (the Company) include the accounts of Landair Transport, Inc., Landair Logistics, Inc. and Landair Leasing, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

The Company’s operations consist primarily of transportation services. The Company is an irregular route, high-service truckload carrier and logistics services provider that transports or manages the transportation of a wide range of commodities in both intrastate and interstate commerce. The Company provides dry van common carrier and dedicated contract carriage for shippers of a variety of products in the medium and short-haul markets throughout the Eastern United States of America. The Company also provides dedicated logistics services and warehousing and logistic inventory management services to customers at several locations throughout the Southeastern United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Allowance for Bad Debts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where management is aware of a specific customer’s inability to meet its financial obligations to the Company (e.g., bankruptcy filings, accounts turned over for litigation), the Company records a specific allowance for bad debts against receivables to reduce the net recognized receivable to the amount management reasonably believes will be collected.  For all other customers, the Company recognizes allowances for bad debts based on the length of time the receivables are past due. Accounts are determined to be past due based on contractual terms. Specifically, amounts that are sixty days or more past due are considered for reserve. Accounts are charged off to the allowance for bad debts as they are determined to be uncollectible based upon a review of aging and collections. If circumstances change (i.e., higher than expected defaults or an unexpected material adverse change in a major customer’s ability to meet its financial obligations to the Company), management’s estimates of the recoverability of amounts due to the Company could be reduced by a material amount.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

1.  Summary of Significant Accounting Policies (continued)

Subsequent Events Review

In preparation of the accompanying consolidated financial statements, management has evaluated subsequent events that have occurred since the balance sheet date through
 March 7, 2018, the date the consolidated financial statements were available for issuance.

Recognition of Revenue

Transportation revenue and related costs are recognized as of the date shipments are completed.

For shipments where a third-party capacity provider (including independent contractors under contract with the Company) is utilized to provide some or all of the service and the Company (i) is the primary obligor in regard to the shipment delivery, (ii) establishes customer pricing separately from carrier rate negotiations, (iii) generally has discretion in carrier selection and/or (iv) has credit risk on the shipment, both revenues for the services billed to the customer and transportation costs paid to the third-party provider upon the shipment’s delivery are recorded. In the absence of the conditions listed above, revenues are recorded net of those expenses related to third-party providers.

The Company charges one rate for both inbound and outbound inventory handling services. Recognition of revenues for the outbound portion of the charge is deferred and recognized when the products are shipped. Other revenues are recognized upon delivery of product or upon providing services to customers.

Property, Plant, and Equipment

Property, plant, and equipment is stated at cost. Depreciation of property is calculated based upon the cost of the asset, reduced by its estimated salvage value, using the straight-line method over the estimated useful lives as follows:

Revenue equipment	5-10 years
Other equipment	3-5 years

Depreciation expense for the year ended December 31, 2017 was $7.9 million. Expenditures for normal repairs and maintenance are expensed as incurred.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment is recognized on assets when the sum of undiscounted estimated cash flows expected to result from the use of the asset is less than the carrying value. If such measurement indicates a possible impairment, the estimated fair value of the assets is compared to the net book value to measure the impairment charge, if any. When the criteria have been met for long-lived assets to be classified as held for sale, the assets are recorded at the lower of carrying value or fair value, less selling costs.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

1.  Summary of Significant Accounting Policies (continued)

Self-Insurance Loss Reserves

Given the nature of the Company’s operating environment, the Company has, and in the future may, become subject to vehicle liability claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $250,000. The Company also maintains insurance coverage for health insurance claims over a certain amount per claim and became fully insured for all workers’ compensation claims effective March 2013.

The Company remains liable, subject to the limits discussed above, for vehicle liability claims incurred. The amount of loss reserves and loss adjustment expenses related to these claims is determined based on an estimation process that uses information obtained from both Company-specific and industry data, as well as general economic information. The estimation process requires management to continuously monitor and evaluate the life cycle of these outstanding claims and estimate the ultimate settlement costs of these claims.

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $553,000 in 2017.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-09 Revenue from Contracts with Customers, to supersede nearly all existing guidance under GAAP. The FASB subsequently issued other ASU’s relating to ASU 2014-09, which deferred the effective date and made certain clarifications to ASU 2014-09. This new standard and its subsequent amendments requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for these goods or services. An entity also should disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09, as amended, is effective for the Company for fiscal years beginning after December 15, 2018. The Company has not yet fully determined the effect this new standard will have on its current policies for revenue recognition.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

1.  Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the guidance in FASB ASC Topic 840, Leases, and makes other conforming amendments to GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via a right of use asset and lease liability, and additional qualitative and quantitative disclosures. ASU 2016-02 is effective for the Company for annual periods in fiscal years beginning after December 15, 2019, permits early adoption, and mandates a modified retrospective transition method. While the Company continues to evaluate the provisions of the new guidance to determine how it will be affected, the primary effect of adopting the new standard will be to record assets and obligations for certain operating leases. The adoption is not expected to have a material impact on the Company’s results of operations or cash flows.

The Company does not expect the adoption of any other recently issued accounting standards to have a material impact on its consolidated results of operations, financial position, or cash flows.

2.  Line of Credit

The Company has a line of credit facility with a financial institution. The amount outstanding under the line of credit was $11,020,000 at December 31, 2017, and the Company had borrowings available of approximately $25,973,000 as of December 31, 2017. Maximum borrowings and any letters of credit extended under this line of credit facility are $40,000,000. This line of credit matures in August 2018, unless renewed. Any borrowings on the line of credit bear interest at an annual rate of one month LIBOR plus 1.25% or one month LIBOR plus 1.55%, depending on certain financial ratios (2.62% at December 31, 2017). Borrowings on the line of credit are secured by substantially all the Company’s assets. Additionally, the line of credit requires the Company to maintain certain financial and other covenants.

3.  Income Taxes

The Company has elected S Corporation status and, therefore, is not subject to federal income taxes; however, earnings and losses are allocable to the shareholders in proportion to their respective ownership interests.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for state income tax purposes.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

3.  Income Taxes (continued)

Significant components of the Company’s deferred state income tax liabilities and assets are as follows at December 31, 2017 (in thousands):

Deferred state income tax liabilities:
Tax over book depreciation	$1,403
Trade accounts receivable	713
Total deferred state income tax liabilities	2,116
Deferred state income tax assets:
Accounts payable and accrued expenses	382
Allowance for bad debts	8
Intangible assets	58
Total deferred state income tax assets	448
Net deferred state income tax liabilities	$1,668

Significant components of the provision for state income tax expense are as follows for the year ended December 31, 2017 (in thousands):

Current expense	$290
Deferred benefit	(25)
Net provision for state income tax expense	$265

Penalties and interest associated with tax positions, if any, are classified as a component of provision for income tax expense.

4. Leases

The Company has short-term operating lease agreements with WLC Properties (WLC), a business owned by the Company’s Chairman and Tweed Enterprises, LLC, which in turn is owned by a trust established in the name of Chief Executive Officer’s children, to lease certain facilities. The Company had a total rent expense to WLC of $809,000 in 2017.

During 2017, the Company assumed certain operating lease agreements for revenue equipment that expire on various dates through 2024. The Company also has operating lease agreements for warehouse space that expire on various dates through 2020. These leases contain renewal options for periods ranging from three to ten years.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

4.  Leases (continued)

As of December 31, 2017, future minimum lease payments, excluding certain maintenance costs, related to the operating leases with initial or remaining terms in excess of one year are as follows (in thousands):

2018	$2,194
2019	1,749
2020	908
2021	456
2022	116
Thereafter	53
Total future minimum lease payments	$5,476

Additionally, the Company routinely leases various revenue equipment under short term operating lease agreements. Total lease expense was approximately $4,567,000 in 2017.

5.  Other Transactions with Related Parties

Sky Night, LLC (Sky Night) is owned by the Company’s Chairman. Sky Night provided administrative services and pilots for travel using the Company’s airplane. The Company also charters an aircraft owned by Sky Night on an as-needed hourly basis. The Company’s total expense to Sky Night was $187,000 in 2017.

Truck Parts Service, LLC, a business owned by the Company’s Chairman and Chief Executive Officer, is a 49% owner of Landmark Trucks, LLC (Landmark). The Company purchased equipment and maintenance services from Landmark, which totaled approximately $5,545,000 in 2017. The Company also leases certain revenue equipment from Landmark under an agreement classified as an operating lease that expires in 2019. The Company had lease expense under this operating agreement of approximately $165,000 in 2017.

6.  Commitments and Contingencies

The primary claims in the Company’s business are property damage and vehicle liability. The Company’s insurance coverage for individual vehicle claims (including related bodily injury and property damage claims) provides for self-insurance levels with primary and excess coverage which management believes to be sufficient to adequately protect the Company from catastrophic claims.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

6.  Commitments and Contingencies (continued)

Although management has provided their best estimate of the claims liability, the ultimate amount of the liability for these claims cannot be determined at this time, and the estimate could change materially within the near term. Although possible, management, based on historical experience, does not anticipate that future revisions will have a material impact of the Company’s financial position. Revisions in estimated claims liability are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of the claims liability was to decrease net income by approximately $320,000 in 2017, from that which would have been reported had the revised estimates been used in the preceding year.

In the normal course of business, the Company is also involved in various additional lawsuits, claims and other legal matters. The Company is of the opinion that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Company’s future financial position, results of operations, or cash flows.

7.  Employee Benefit Plan

The Company has a defined contribution retirement savings plan (the 401(k) Plan). Employees that have completed two months of service and are age 21 or older are eligible to participate. The 401(k) Plan allows eligible employees to make contributions of amounts up to the limits prescribed by the Internal Revenue Code, subject to a limitation of 75% of eligible compensation. The Company matches a portion of the employee’s contribution.  Additionally, the Company may contribute a discretionary amount approved by the Company’s Board of Directors.  Employer contributions vest 20% after two years of service and continue vesting 20% per year until fully vested. The Company’s contributions to the 401(k) Plan were $524,000 in 2017.

8.  Financial Instruments

Off Balance Sheet Risk

The Company had unused letters of credit outstanding totaling approximately $3,007,000 at December 31, 2017, all of which relate to obligations carried on the consolidated balance sheet. The majority of the outstanding letters of credit relate to the Company’s vehicle and workers’ compensation claim reserves.

Landair Holdings, Inc.
Notes to Consolidated Financial Statements (continued)

8.  Financial Instruments (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company does not require collateral from its customers. Concentrations of credit risk with respect to the remaining trade accounts receivable are limited due to the large number of entities comprising the Company’s customer base and their dispersion across many different industries. The following customers accounted for 10% or more of total accounts receivable as of December 31, 2017:

Customer A	36%
Customer B	10%

The following customers account for 10% or more of total revenues for the year ended December 31, 2017:

Customer A	24%
Customer C	12%

9.  Deferred Compensation Plan

The Company has a deferred compensation plan under which contributions are provided at the Company’s discretion to certain key employees for retirement benefits. Eligible participants are permitted to defer up to 50% of their annual performance bonus through contributions to the plan. Through December 31, 2017, no amounts were earned by participants or otherwise contributed to the plan; accordingly, no compensation expense or liability has been recorded in the accompanying consolidated financial statements.

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